UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2009
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

GMAC INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center
P.O. Box 200  Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

Effective June 30, 2009 and as previously disclosed, GMAC LLC was converted (the “Conversion”) from a Delaware limited liability company into a Delaware corporation in accordance with applicable law, and was renamed “GMAC Inc.”  In connection with the Conversion, the 7% Cumulative Perpetual Preferred Stock (the “Blocker Preferred”) of Preferred Blocker Inc. (“PBI”), a wholly-owned subsidiary of GMAC Inc. (“GMAC”), was required to be converted into or exchanged for preferred stock of GMAC.  For this purpose, GMAC had previously authorized for issuance its 7% Fixed Rate Cumulative Perpetual Preferred Stock, Series G (the “Series G Preferred”).

Pursuant to the terms of a Certificate of Merger, effective October 15, 2009 (the “Effective Time”) PBI has merged with and into GMAC, with GMAC continuing as the surviving entity (the “Merger”).   At the Effective Time, each share of the Blocker Preferred issued and outstanding immediately prior to the Effective Time was converted into the right to receive an equal number of newly issued shares of Series G Preferred.  In the aggregate, 2,576,601 shares of Series G Preferred were issued in connection with the Merger.

In connection with the Merger, GMAC’s keep-well agreement with PBI terminated in accordance with its terms.  The keep-well agreement had previously obligated GMAC to provide funds to PBI necessary to pay all expenses and unpaid dividends on the Blocker Preferred in the event that dividend payments on Fixed Rate Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred”), held by PBI were insufficient to pay in full such expenses and declared and unpaid dividends on the Blocker Preferred.  In addition, each share of Series E Preferred previously held by PBI was canceled and returned to authorized but unissued status.

The Series G Preferred has substantially the same rights, preferences and economic benefits as previously provided to holders of the Blocker Preferred pursuant to the terms and conditions of the Blocker Preferred and Series E Preferred.  Among other terms, the Series G Preferred will bear interest at a rate of 7% per annum and will rank equally in right of payment with each of GMAC’s outstanding series of preferred stock in accordance with the terms thereof.  The additional terms and conditions applicable to the Series G Preferred are included in GMAC’s Certification of Incorporation, dated June 30, 2009, which is included as Exhibit 3.2 hereto and is incorporated by reference herein.

Separately, FIM Coinvestors Holdings I LLC, FIM CB Holdings LLC, CB FIM LLC, CB FIM Coinvestors I, LLC, and CB FIM Coinvestors, LLC (collectively, the “FIM Entities”), each of which holds GMAC common stock, have entered into agreements with GMAC (the “Restructuring Agreements”) to restructure their common stock investments.  Effective October 15, 2009, GMAC exchanged all of the GMAC common stock previously held by each FIM Entity (the “Old Common Stock”) for new shares of GMAC common stock (the “New Common Stock”) with identical terms to the Old Common Stock in an amount equal to the number of shares of Old Common Stock acquired from each respective FIM Entity.  Under the Restructuring Agreements, each FIM Entity is obligated to distribute the New Common Stock to its equity holders (the “FIM Investors”) and dissolve and terminate its existence as soon as practicable following October 15, 2009.  As a result, the FIM Investors will hold common stock of GMAC directly and not through their investments in the FIM Entities.

The Series G Preferred and the New Common Stock were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.
(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
3.2
GMAC Inc. Certificate of Incorporation, dated June 30, 2009, incorporated by reference to Exhibit 3.2 filed with GMAC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMAC Inc.
(Registrant)

Dated: October 16, 2009	/S/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and
Controller

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
3.2
GMAC Inc. Certificate of Incorporation, dated June 30, 2009, incorporated by reference to Exhibit 3.2 filed with GMAC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2009.